Exhibit 21.1



                              List of Subsidiaries



Name                                            Class of Incorporation
----                                            ----------------------
ComStream Holdings, Inc.                                 Delaware
ComStream Corporation                                    Delaware
ComStream UK Limited                                     England
ComStream Israel Ltd.                                    Israel


                                      E-10